SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 5, 2002

Date of Report (date of earliest event reported)

Proxim Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-30993	52-2198231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

935 Stewart Drive
Sunnyvale, California 94085

(Address of principal executive offices)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

Proxim Corporation (“Proxim”) hereby amends the following item of its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2002 in connection with the acquisition of assets, completed on August 5, 2002, primarily relating to the 802.11 wireless local area network (LAN) equipment business of Agere Systems Inc. (“Agere”), including its ORiNOCO product line, for $65 million in cash, pursuant to the terms of the previously reported Asset Purchase Agreement dated as of June 14, 2002, between Proxim and Agere.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The required financial statements are set forth below.

INDEX TO FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Page

Report of Independent Accountants	3
Financial Statements:
Statement of Certain Assets and Liabilities of the Business as of September 30, 2001 and June 30, 2002 (unaudited)	4
Statement of Net Sales, Cost of Sales and Direct Operating Expenses for the Year Ended September 30, 2001 and Nine Months Ended June 30, 2001 and 2002 (unaudited)	5
Notes to Financial Statements	6-10

REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of
Agere Systems Inc.:

We have audited the accompanying statement of certain assets and liabilities of the wireless LAN systems business (“Business”) of Agere Systems Inc. (“Agere”) as of September 30, 2001, and the related statement of net sales, cost of sales and direct operating expenses for the year then ended. These financial statements are the responsibility of Agere’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared in connection with the disposal of the Business, prior to its sale and, as described in Note 1, are not intended to be a complete presentation of the Business’s financial position, results of operations and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of the Business as of September 30, 2001 and the net sales, cost of sales and direct operating expenses described in Note 1 of the Business for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Utrecht, The Netherlands
June 6, 2002

/s/ PricewaterhouseCoopers N.V.

PricewaterhouseCoopers N.V.

AGERE SYSTEMS INC.
WIRELESS LAN SYSTEMS BUSINESS

STATEMENT OF CERTAIN ASSETS AND LIABILITIES OF THE BUSINESS

AS OF SEPTEMBER 30, 2001 AND JUNE 30, 2002
(In thousands)

	September 30, 2001	June 30, 2002

		(unaudited)

Assets:
Inventories	$2,951	$2,876
Other current assets	435	—
Property, plant and equipment, net	1,576	163

Total assets	4,962	3,039

Liabilities:
Payroll and benefit related liabilities	469	500
Accrued liabilities	—	1,204
Warranty reserves	544	1,070

Total liabilities	1,013	2,774

Net assets	$3,949	$265

The accompanying notes are an integral part of these financial statements.

AGERE SYSTEMS INC.
WIRELESS LAN SYSTEMS BUSINESS

STATEMENT OF NET SALES, COST OF SALES AND DIRECT OPERATING EXPENSES
FOR THE YEAR ENDED SEPTEMBER 30, 2001 AND NINE MONTHS ENDED JUNE 30, 2001 AND 2002
(In thousands)

	Year ended	Nine months ended

	September 30, 2001	June 30, 2001	June 30, 2002

		(unaudited)	(unaudited)

Net sales	$152,024	$96,420	$72,907
Cost of Sales	92,260	52,114	35,492

Gross profit	59,764	44,306	37,415

Direct operating expenses:
Research and development	19,400	11,981	16,949
Selling, general and administrative	14,155	9,337	7,544

Total direct operating expenses	33,555	21,318	24,493

Excess of net sales over cost of sales and direct operating expenses	$26,209	$22,988	$12,922

The accompanying notes are an integral part of these financial statements.

AGERE SYSTEMS INC.
WIRELESS LAN SYSTEMS BUSINESS

NOTES TO FINANCIAL STATEMENTS

(In thousands)

1.	Background and Basis of Presentation

The accompanying financial statements have been prepared for the purpose of presenting certain assets and liabilities of the Wireless Local Area Network (“LAN”) Systems Business (“ORiNOCO” or the “Business”) of Agere Systems Inc. (“Agere”) and its net sales, cost of sales and operating expenses. This Business includes the ORiNOCO® product family and is managed by the Wireless LAN business unit of Agere’s Client Systems segment. ORiNOCO develops and sells end-to-end wireless LAN system solutions and serves enterprises, educational institutions, consumers and service providers globally. ORiNOCO offers one integrated solution for access points, broadband gateways and radio backbone systems. The Business also sells ORiNOCO® branded client cards for desktops and notebooks, which are produced by another unit within Agere. Prior to Agere’s separation from Lucent Technologies Inc. (“Lucent”) effective February 1, 2001, ORiNOCO was managed as part of Lucent’s Microelectronics Communications Technologies segment. Management does not analyze the ORiNOCO business as a separate line of business.

Agere did not maintain ORiNOCO as a separate business unit and external financial statements historically have not been prepared. The accompanying financial statements have been derived from the historical records of Agere in order to present certain assets and liabilities of ORiNOCO as of September 30, 2001 and June 30, 2002 (unaudited), and the net sales, cost of sales and operating expenses for the year ended September 30, 2001 and the nine months ended June 30, 2001 and 2002 (unaudited) in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The statement of net sales, cost of sales and direct operating expenses for ORiNOCO excludes Agere corporate allocations for certain costs and expenses, basic research, certain infrastructure and support services, interest and income taxes. Since ORiNOCO was never a separate business unit, Agere had not segregated these costs relative to ORiNOCO for external financial reporting purposes. Accordingly, the inclusion of these charges is not practicable.

Agere provides ORiNOCO with various infrastructure and support services, which among other things include real estate, computer and network systems, human resources, payroll services, accounting and cash management services and legal support, which have not been allocated. In addition, ORiNOCO’s sales are derived through a combination of the ORiNOCO and the Agere sales force.

A statement of cash flows is not presented, as ORiNOCO did not maintain a cash balance. All cash flow activities were funded by Agere and prior to the receipt by Agere of the proceeds from its initial public offering in April 2001, all cash flow activities were funded by Lucent. These statements are not intended to be a complete presentation of ORiNOCO’s financial position, results of operations and cash flows. However, management believes the assumptions underlying the accompanying financial statements are reasonable. The historical operating results of ORiNOCO may not be indicative of its results in the future or what its results of operations, financial positions and cash flows would have been had it been a stand-alone company.

2.	Summary of Significant Accounting Policies

Revenue Recognition
Revenue is generally recognized when contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured. Revenue from product sales to distributors is recognized when all obligations have been satisfied. ORiNOCO’s distributor agreements generally provide for limited product returns and price protection. A provision for estimated sales returns and other allowances is recognized as a reduction of revenue at the time of revenue recognition based on historical experience.

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin 101, “Revenue Recognition in Financial Statements” (“SAB 101”). SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ORiNOCO adopted SAB 101 effective October 1, 2000. The impact of adoption was not material to its financial position or results of operations.

Cost of Sales
Cost of sales includes amounts paid to the contract manufacturer, the direct costs of the ORiNOCO operations team, royalty costs and allocated costs for certain support functions such as global distribution and information technology, which are allocated based on actual revenue.

Research and Development Expense
Research and development costs are charged to expense as incurred. Direct research and development expenses include salaries and benefit costs of ORiNOCO personnel that conduct applied or development research to develop new products and technologies that are used in the design and manufacture of ORiNOCO products.

Selling, General and Administrative Expense
Selling expense includes direct costs of product management, business management, marketing, including advertising, and expenses associated with the ORiNOCO sales force. Costs associated with Agere’s global sales force, business development, strategic planning and other support activities are not allocated to ORiNOCO. General and administrative expense for rent, maintenance and other administrative support are allocated based on planned revenue.

Inventories
Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market.

Other Current Assets
Other current assets consist primarily of refundable deposits, tax receivables and prepaid expenses.

Property, Plant and Equipment
Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation on leasehold improvements is determined using the straight-line method over the lower of the estimated useful life or lease term. Depreciation on furniture and lab, electronic and other equipment is determined using the straight-line method over the estimated useful life, which generally range from three to ten years and four to thirteen years, respectively. Depreciation expense for the year ended September 30, 2001 is $235. Property, plant and equipment consists of the following assets classes at September 30, 2001:

Leasehold improvements	$913
Furniture	698
Lab, electronic and other equipment	686

Total property, plant and equipment	2,297
Less: accumulated depreciation	(721)

Property, plant and equipment — net	$1,576

Payroll and Benefit Related Liabilities
Payroll and benefit related liabilities consist primarily of payroll tax and holiday allowance liabilities.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues, costs and expenses during the period reported. Actual results could differ from those estimates.

3.	Inventory and Manufacturing

The ORiNOCO supply chain model is based upon an asset-less, built-to-order model, with nearly all ORiNOCO products manufactured by a contract manufacturer. The contract manufacturer produces products per ORiNOCO customer orders and drop ships directly to the customer. Therefore, ORiNOCO does not carry any raw materials or work in process, and hence all inventory is finished goods.

4.	Recent Pronouncements

In July 2001, the Financial Accounting Standards Board issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). SFAS 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and their associated retirement costs. In accordance with SFAS 143, retirement obligations will be recognized at fair value in the period they are incurred. When the liability is initially recorded, the cost is capitalized by increasing the asset’s carrying value, which is subsequently depreciated over its useful life. SFAS 143 is effective for Agere in fiscal year 2003, with earlier application encouraged. Agere is currently evaluating the potential effects, if any, on ORiNOCO’s financial condition and results of operations of adopting SFAS 143, as well as the timing of its adoption.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 primarily addresses financial accounting and reporting for the impairment or disposal of long-lived assets and also affects certain aspects of accounting for discontinued operations. SFAS 144 is effective for Agere in fiscal year 2003, with earlier application encouraged. Agere is currently evaluating the potential effects, if any, on ORiNOCO’s financial condition and results of operations of adopting SFAS 144, as well as the timing of its adoption.

5.	Certain Risks and Concentrations

The Business’s sales are concentrated in the wireless LAN systems industry, which is competitive and rapidly changing. Significant technological changes in the industry or customer requirements, changes in customer buying behavior, or the emergence of competitive products with new capabilities or technologies could adversely affect operating results. Also, significant portions of the Business’s revenues are derived from customers that individually accounted for greater than 10% of ORiNOCO net sales for the year ended September 30, 2001. Lucent represented 28%, while three other customers represented approximately 23%, 22%, and 11%, respectively, of ORiNOCO net sales for the year ended September 30, 2001. The loss of any of these customers could have a material adverse effect on ORiNOCO’s financial position and results of operations.

During the year ended September 30, 2001, one manufacturer manufactured nearly all ORiNOCO products. Management believes that these products could be manufactured from alternative manufacturers without significant disruption to the business.

6.	Employee Benefit Plans

ORiNOCO participates in various employee benefit plans in numerous countries, including pension, savings, post-retirement and post-employment plans, which were sponsored by Lucent until January 1, 2001 when Agere took responsibility for all plans except the pension plan, which Lucent still maintains. Detailed information concerning costs of these plans is not available for ORiNOCO but is included as part of the labor costs allocated by Agere as described in Note 2. The specific charges and obligations under these plans related to ORiNOCO are not separately identifiable.

Agere has stock-based compensation plans under which employees of the Business receive stock options. Agere applies Accounting Principles Board Opinion No. 25 and related interpretations for its stock option plan. At this time it is not practicable to determine pro forma expense in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation.”

7.	Leases

ORiNOCO leases facilities under various agreements that expire in various years through 2006. Rental expense under operating leases was $549 for the year ended September 30, 2001. The table below shows the future minimum lease payments under non-cancelable operating leases at September 30, 2001. Such payments total $6,330.

Year Ending September 30,

2002	2003	2004	2005	2006	Later Years

$932	$1,215	$1,066	$1,072	$1,094	$951

8.	Legal Proceedings

An investigation was commenced on April 4, 2001, by the U.S. International Trade Commission based on a request of Proxim, Inc., alleging patent infringement by 14 companies, including some of Agere’s customers, for wireless LAN products. Proxim alleges infringement of three patents related to spread-spectrum coding techniques. Spread-spectrum coding techniques refers to a way of transmitting a signal for wireless communications by spreading the signal over a wide frequency band. Agere believes that it has valid defenses to Proxim’s claims and has intervened in the investigation in order to defend its customers. Proxim seeks relief in the form of an exclusion order preventing the importation by Agere’s customers of specified wireless local area networking products, including some of Agere’s products, into the United States. If Proxim were able to obtain an exclusion order, Agere believes that the order would likely apply to 802.11(b) card products and access point products containing such cards for Agere’s customers named in the complaint, and possibly all 802.11(b) card products and access point products containing such cards imported by Agere. Agere believes that any order would not exclude importation of 802.11(b) chipsets, or impact potential 802.11(a) products. While it is possible that an exclusion order, if granted, could affect products from which Agere derives a material amount of revenue, Agere believes that it could restructure its operations to minimize the impact of such an order on Agere’s business. One of Agere’s subsidiaries, Agere Systems Guardian Corp., filed a lawsuit on May 23, 2001, in the U.S. District Court in Delaware against Proxim alleging infringement of three patents used in Proxim’s wireless local area networking products.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The required pro forma financial information is set forth below.

INDEX TO PRO FORMA FINANCIAL INFORMATION

Page

Pro Forma Financial Information:
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 28, 2002	14
Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 28, 2002	15
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2001	16
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	17-19
Proxim Corporation Unaudited Pro Forma Condensed Combined Financial Information	19
Proxim Corporation Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2001 and the Six Months Ended June 28, 2002	20-21
Notes to Proxim Corporation Unaudited Pro Forma Condensed Combined Financial Information	22

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and explanatory notes have been prepared to give effect to the acquisition of assets by Proxim Corporation (“Proxim”) primarily relating to the wireless LAN systems business (“ORiNOCO” or the “Business”) of Agere Systems Inc. (“Agere”) as if the acquisition had been completed on January 1, 2001 for statement of operations purposes, and June 28, 2002 for balance sheet purposes. The acquisition is expected to be accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141. In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited pro forma condensed combined balance sheet as of June 28, 2002, and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2001, and the six months ended June 28, 2002, have been prepared to reflect the acquisition of the Business by Proxim.

The unaudited pro forma condensed combined balance sheet as of June 28, 2002 combines the historical unaudited consolidated balance sheet of Proxim as of June 28, 2002 with the historical unaudited statement of certain assets and liabilities of the Business (“abbreviated balance sheet”) as of the same date and gives effect to the acquisition as if it had occurred on June 28, 2002.

The unaudited pro forma condensed combined statement of operations for the six months ended June 28, 2002 combines the unaudited pro forma condensed combined statement of operations of Proxim Corporation (which has been prepared to give effect to the merger of Western Multiplex Corporation (“Western Multiplex”) and Proxim, Inc., and the subsequent name change of Western Multiplex to Proxim Corporation, as if the merger had been completed on January 1, 2001) for the six months ended June 28, 2002, with the historical unaudited statement of net sales, cost of sales and direct operating expenses of the Business for the six months ended March 31, 2002 (“abbreviated unaudited 2002 income statement”) and gives effect to the acquisition as if it had occurred on January 1, 2001.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 combines the unaudited pro forma condensed combined financial information and notes thereto of Proxim Corporation (which have been prepared to give effect to the merger of Western Multiplex and Proxim, Inc., and the subsequent name change of Western Multiplex to Proxim Corporation, as if the merger had been completed on January 1, 2001), with the audited statement of net sales, cost of sales and direct operating expenses and notes thereto for the year ended September 30, 2001 of the Business (“abbreviated 2001 income statement”) and gives effect to the acquisition as if it had occurred on January 1, 2001. Certain reclassifications were made to the financial information of the Business to conform to the Proxim presentation.

The abbreviated balance sheet, the abbreviated 2001 income statement and the abbreviated unaudited 2002 income statement were used to prepare the unaudited pro forma condensed combined financial statements because Agere Systems Inc. did not maintain the Business as a separate business unit and external financial statements historically were not prepared. As a result, only basic information such as assets acquired, liabilities assumed, and sales and direct costs was able to be separately accounted for, and there was not adequate segregation within the accounting records to develop a full set of audited financial statements and separate footnotes for the Business.

The pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements of Western Multiplex as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001; (b) the unaudited condensed consolidated financial statements of Proxim Corporation as of June 28, 2002, and for the six month periods ended June 28, 2002 and June 29, 2001; (c) the historical consolidated financial statements of Proxim, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001; and (d) the audited statement of certain assets and liabilities of the Business as of September 30, 2001, the audited statement of net sales, cost of sales and direct operating expenses of the Business for the year ended September 30, 2001, the unaudited statement of certain assets and liabilities of the Business as of June 30, 2002, and the unaudited statement of net sales, cost of sales and direct operating expenses of the Business for the nine months ended June 30, 2002 and 2001 included in this amendment to the Current Report on Form 8-K.

The pro forma adjustments are preliminary and based on Proxim management’s estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The pro forma financial data are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of Proxim after the acquisition and the merger or the financial position or results of operations had the acquisition and the merger actually been effected on January 1, 2001.

PROXIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 28, 2002
(In thousands)

					Pro forma
			Net		Combined
	Proxim	ORiNOCO	Adjustments		Total

ASSETS

Current Assets:
Cash and cash equivalents	$36,091	$—	$10,000	(a)(b)	$46,091
Short-term investments	3,058	—	—		3,058
Accounts receivable, net	50,398	—	—		50,398
Inventory, net	22,396	2,876	45	(b)	25,317
Other current assets	11,533	—	—		11,533

Total current assets	123,476	2,876	10,045		136,397
Property and equipment, net	10,841	163	—		11,004
Goodwill and other intangible assets, net	144,703	—	63,504	(b)	208,207
Restricted cash and long-term investments	1,596	—	—		1,596
Other long-term assets	4,600	—	—		4,600

Total assets	$285,216	$3,039	$73,549		$361,804

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,611	$—	$—		$19,611
Other current liabilities	23,123	2,774	8,913	(b)	34,810

Total current liabilities	42,734	2,774	8,913		54,421

Long-term debt	302	—	—		302
Restructuring accruals, long-term portion	28,257	—	—		28,257

Total liabilities	71,293	2,774	8,913		82,980

Mandatorily Redeemable Convertible Series A Preferred Stock	—	—	61,007		61,007

Stockholders’ equity
Common stock	1,608	—	—		1,608
Additional paid-in capital	319,705	—	16,998	(a)(c)	336,703
Notes receivable from employees	(898)	—	—		(898)
Treasury stock	(21,400)	—	—		(21,400)
Deferred stock compensation	(189)	—	—		(189)
Other comprehensive income	(98)	—	—		(98)
Retained earnings (deficit)	(84,805)	265	(13,369)	(a)(b)(c)	(97,909)

Total stockholders’ equity	213,923	265	3,629		217,817

Total liabilities, Mandatorily Redeemable Convertible Series A Preferred Stock and stockholders’ equity	$285,216	$3,039	$73,549		$361,804

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

PROXIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 28, 2002
(In thousands, except per share amounts)

					Pro forma
	Proxim	ORiNOCO	Net		Combined
	Pro forma	Historical	Adjustments		Total

Revenue	$73,742	$46,643	$—		$120,385

Cost of revenue	43,833	19,856	—		63,689
Provision for excess and obsolete inventory	18,599	—	—		18,599

Total cost of revenue	62,432	19,856	—		82,288

Gross profit	11,310	26,787	—		38,097
Operating expenses:
Research and development	15,281	11,472	—		26,753
Selling, general and administrative	28,769	5,023	—		33,792
Amortization of goodwill and other intangible assets	4,517	—	7,190	(d)	11,707
Amortization of deferred stock compensation	425	—	—		425
Restructuring charges	51,619	—	—		51,619
Purchased in-process research and development	1,200	—	—		1,200

Total operating expenses	101,811	16,495	7,190		125,496

Income (loss) from operations	(90,501)	10,292	(7,190)		(87,399)
Interest income, net	504	—	—		504

Income (loss) before income taxes	(89,997)	10,292	(7,190)		(86,895)
Provision for income taxes	3,224	—	—		3,224

Net income (loss)	(93,221)	10,292	(7,190)		(90,119)
Accretion of Series A Preferred Stock	—	—	(3,263	)(e)	(3,263)

Net loss attributable to common stockholders	$(93,221)	$10,292	$(10,453)		$(93,382)

Basic and diluted net loss per share attributable to common stockholders	$(0.78)				$(0.78)

Shares used to compute basic and diluted net loss per share attributable to common stockholders	119,315				119,315

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

PROXIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(In thousands, except per share amounts)

					Pro forma
	Proxim	ORiNOCO	Net		Combined
	Pro forma	Historical	Adjustments		Total

Revenue	$191,266	$152,024	$—		$343,290

Cost of revenue	105,254	92,260	—		197,514
Provision for excess and obsolete inventory	50,000	—	—		50,000

Total cost of revenue	155,254	92,260	—		247,514

Gross profit	36,012	59,764	—		95,776

Operating expenses:
Research and development	32,349	19,400	—		51,749
Selling, general and administrative	70,710	14,155	—		84,865
Amortization of goodwill and other intangible assets	14,473	—	14,381	(d)	28,854
Amortization of deferred stock compensation	5,931	—	—		5,931
Impairment of goodwill and intangible assets	4,331	—	—		4,331
Restructuring charges	15,401	—	—		15,401
Purchased in-process research and development	7,773	—	—		7,773
Merger costs	30	—	—		30

Total operating expenses	150,998	33,555	14,381		198,934

Income (loss) from operations	(114,986)	26,209	(14,381)		(103,158)
Interest income, net	3,298	—	—		3,298
Impairment losses on investments	(12,074)	—	—		(12,074)

Income (loss) before income taxes	(123,762)	26,209	(14,381)		(111,934)
Provision for income taxes	947	—	—		947

Net income (loss)	(124,709)	26,209	(14,381)		(112,881)
Deemed preferred stock dividend	—	—	(2,740	)(e)	(2,740)
Accretion of Series A Preferred Stock	—	—	(6,120	)(e)	(6,120)

Net loss attributable to common stockholders	$(124,709)	$26,209	$(23,241)		$(121,741)

Basic and diluted net loss per share attributable to common stockholders	$(1.13)				$(1.10)

Shares used to compute basic and diluted net loss per share attributable to common stockholders	110,203				110,203

The accompanying notes are an integral part of these pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared by Proxim pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Proxim believes that the disclosures are adequate to make the information presented not misleading.

The pro forma balance sheet was prepared by combining the unaudited condensed consolidated balance sheet data as of June 28, 2002 of Proxim and the unaudited statement of certain assets and liabilities as of June 30, 2002 of the Business assuming the acquisition had occurred on June 28, 2002. The unaudited pro forma condensed combined statement of operations for the six months ended June 28, 2002 has been prepared by combining the unaudited pro forma condensed combined statement of operations for the six months ended June 28, 2002 of Proxim and the unaudited statement of sales, cost of sales and direct operating expenses data for the six months ended March 31, 2002 of the Business assuming the acquisition had occurred on January 1, 2001. The unaudited pro forma statement of operations for the year ended December 31, 2001 has been prepared by combining the unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2001 of Proxim and the audited statement of net sales, cost of sales and direct operating expenses data for the year ended September 30, 2001 of the Business, assuming the acquisition had occurred on January 1, 2001.

Proxim expects that it may incur additional costs to integrate its combined businesses over the course of the next several years, including restructuring costs anticipated upon the closing of the transaction, primarily related to severance payments to employees who will be terminated. Such costs have not been considered in the pro forma financial statements and will be recorded as operating expenses if and when they are determined.

2.   Unaudited Condensed Combined Pro Forma Adjustments

As of June 28, 2002

(a)  In connection with the acquisition, Proxim issued 1,640,000 shares of mandatorily redeemable convertible Series A preferred stock (“Preferred Stock”) of $41 million and convertible notes of $34 million, resulting in aggregate proceeds of $75 million. Upon the stockholders’ approval on October 8, 2002, the convertible notes were converted to 1,360,000 shares of Preferred Stock. These unaudited pro forma condensed combined balance sheet assume the conversion occurred on June 28, 2002. In connection with the issuance of Preferred Stock, warrants to purchase 12,271,345 shares of common stock were issued and were valued at $13,993,000. The value of the warrants was recorded as a reduction of the Preferred Stock carrying value and recorded as additional paid-in capital. A deemed Preferred Stock dividend representing the beneficial conversion feature of the Preferred Stock of $2,740,000 was recorded to increase the loss attributable to common stockholders.

(b)  Records the purchase of the Business by Proxim

The purchase price of the Business is allocated based upon the estimated fair value of the assets acquired and liabilities assumed, which approximates book value. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The actual allocation will be based on financial information as of the acquisition date. The following tables summarize the components of the total purchase price and the estimated allocation (in thousands):

Cash consideration	$65,000
Transaction costs	5,000

Estimated total purchase price	$70,000

Purchase price allocation:
Net tangible liabilities acquired	$(3,913)
In-process research and development	10,364	(1)
Inventory write-up	45	(2)
Identifiable intangible assets	40,419
Goodwill	23,085

Estimated total purchase price	$70,000

(1)	In-process research and development costs of $10,364,000 will be charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition. In-process research and development consisted of technology which had not yet reached technological feasibility and had no alternative future use as of the date of acquisition.

(2)	Records the write-up of inventory for the Business’ work-in-process and finished goods to fair market value less the historical selling margin

(c)  Reflects the elimination of the historical Business’ accumulated deficit in accordance with purchase business combination accounting.

Year Ended December 31, 2001 and Six Months ended June 28, 2002

(d)  Reflects intangible assets (excluding goodwill of $23,085,000) amortization related to the acquisition of the Business. The Developed Technology is being amortized over 2 years, the Customer Relationships is being amortized over 3 years, and the Core Technology and Tradename are being amortized over 5 years using the straight-line method as follows (in thousands):

	ORiNOCO

					Total
	Core		Developed	Customer	Intangible
	Technology	Tradename	Technology	Relationships	Assets

Purchase price allocated	$8,521	$5,909	$16,994	$8,995	$40,419
Amortization period in months	60	60	24	36	—
Amortization expense per month	$142	$98	$708	$250	$1,198
Twelve months pro forma adjustment to intangibles	$1,704	$1,182	$8,497	$2,998	$14,381
Six months pro forma adjustment to intangibles	$852	$591	$4,248	$1,499	$7,190

(e)  Reflects the deemed Preferred Stock dividend of $2,740,000 and accretion of 8% dividend compounding semi-annually in connection with the issuance of the Preferred Stock of $41 million and convertible notes of $34 million. Upon the stockholders’ approval on October 8, 2002, the convertible notes were converted to 1,360,000 shares of the Preferred Stock. These unaudited pro forma condensed combined statements of operations assume the conversion occurred on January 1, 2001.

3.   Unaudited Pro Forma Net Loss Per Share

The pro forma basic and diluted loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

PROXIM CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2001 and the six months ended June 28, 2002 gives effect to the merger of Proxim, Inc. and Western Multiplex, and the subsequent name change of Western Multiplex to Proxim Corporation, which was accounted for under the purchase method of accounting, as if it had occurred on January 1, 2001. The pro forma statement of operations is based on historical results of operations of Western Multiplex and Proxim, Inc. for the year ended December 31, 2001, and the six months ended June 28, 2002 of Proxim Corporation and the period from January 1 to March 26, 2002 (the effective date of the merger) of Proxim, Inc.

The pro forma statement of operations and accompanying notes should be read in conjunction with and are qualified by the historical financial statements of Proxim Corporation and Proxim, Inc.

The pro forma financial data are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of Proxim after the acquisition and the merger or of the financial position or results of operations of Proxim had the acquisition and the merger actually been effected on January 1, 2001.

PROXIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(In thousands, except per share amounts)

					Proxim
					Pro forma
	Western		Net		Combined
	Multiplex	Proxim, Inc.	Adjustments		Total

Revenue, net	$105,730	$85,536	$—		$191,266

Cost of revenue	55,887	49,367	—		105,254
Amortization of intangible assets	—	2,832	(2,832	)(a)	—
Provision for excess and obsolete inventory	—	50,000	—		50,000

Total cost of revenue	55,887	102,199	(2,832)		155,254

Gross profit (loss)	49,843	(16,663)	2,832		36,012

Operating expenses:
Research and development	19,114	13,235	—		32,349
Purchased in-process research and development	6,400	1,373	—		7,773
Selling, general and administrative	38,603	32,107	—		70,710
Restructuring charges	1,816	13,585	—		15,401
Merger costs	30	—	—		30
Impairment of goodwill and intangible assets	4,331	10,372	(10,372	)(a)	4,331
Amortization of deferred stock compensation	5,196	—	735	(b)	5,931
Amortization of goodwill and intangible assets	5,440	5,252	3,781	(a)	14,473

Total operating expenses	80,930	75,924	(5,856)		150,998

Loss from operations	(31,087)	(92,587)	8,688		(114,986)
Interest income, net	1,393	1,905	—		3,298
Impairment losses on investments	—	(12,074)	—		(12,074)

Loss before income taxes	(29,694)	(102,756)	8,688		(123,762)
Provision (benefit) for income taxes	(4,096)	5,043	—		947

Net loss	$(25,598)	$(107,799)	$8,688		$(124,709)

Basic and diluted net loss per share	$(0.44)	$(3.87)			$(1.13)

Shares used to compute basic and diluted net loss per share	57,559	27,860			110,203

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

PROXIM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 28, 2002
(In thousands, except per share amounts)

					Proxim
	Proxim				Pro forma
	Corporation	Proxim, Inc.	Net		Combined
	Historical	Historical	Adjustments		Total

Revenue	$70,591	$3,151	$—		$73,742

Cost of revenue	40,639	3,194	—		43,833
Provision for excess and obsolete inventory	—	18,599	—		18,599

Total cost of revenue	40,639	21,793	—		62,432

Gross profit (loss)	29,952	(18,642)	—		11,310
Operating expenses:
Research and development	11,844	3,437	—		15,281
Selling, general and administrative	20,397	8,372	—		28,769
Amortization of goodwill and other intangible assets	2,353	690	1,474	(a)	4,517
Amortization of deferred stock compensation	425	—	—		425
Restructuring charges	51,619	—	—		51,619
Purchased in-process research and development	5,736	—	(4,536	)(c)	1,200

Total operating expenses	92,374	12,499	(3,062)		101,811

Loss from operations	(62,422)	(31,141)	3,062		(90,501)
Interest income, net	371	133	—		504

Loss before income taxes	(62,051)	(31,008)	3,062		(89,997)
Provision for income taxes	3,224	—	—		3,224

Net loss	$(65,275)	$(31,008)	$3,062		$(93,221)

Basic and diluted net loss per share	$(0.72)				$(0.78)

Shares used to compute basic and diluted net loss per share	90,230				119,315

The accompanying notes are an integral part of these pro forma condensed combined financial statements

NOTES TO PROXIM CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.   Unaudited Condensed Combined Pro Forma Adjustments

Year Ended December 31, 2001 and Six Months Ended June 28, 2002

(a)  Reflects intangible assets (excluding goodwill of $150.4 million) amortization related to the merger with Proxim, Inc., and the elimination of amortization and impairment relating to historical goodwill and intangible assets carried on the books of Proxim, Inc., which is eliminated in the purchase of Proxim, Inc. by Western Multiplex. Historical amortization and impairment included in the Proxim, Inc. financial statements, was $8.1 million and $10.4 million, respectively, for the year ended December 31, 2001. Historical amortization included in Proxim, Inc. was $690,000 for the period ended March 26, 2002. The Developed Technology is being amortized over 3 years, and the Core Technology and Patents are amortized over 5 years using the straight-line method as follows (in thousands):

	Proxim, Inc.

				Total
	Core		Developed	Intangible
	Technology	Patents	Technology	Assets

Purchase price allocated	$17,800	$3,200	$14,500	$35,500
Amortization period in months	60	60	36	—
Amortization expense per month	$297	$53	$403	$753
Twelve months pro forma adjustment to intangibles	$3,560	$640	$4,833	$9,033
Six months pro forma adjustment to intangibles	$1,780	$320	$2,417	$4,517

Had Western Multiplex adopted SFAS No. 142 effective from January 1, 2001, the pro forma loss for the year ended December 31, 2001 would have been $119.4 million. The pro forma basic and diluted loss per share for the year ended December 31, 2001 would have been $1.08.

(b)  In conjunction with the merger, Western Multiplex will convert unvested Proxim, Inc. stock options into Western Multiplex stock options. Western Multiplex will record deferred stock compensation of approximately $1.4 million, based on the estimated intrinsic value of the unvested stock options to be converted at the effective date of the merger. This deferred stock compensation will be recorded to expense on an accelerated graded vesting basis over the average remaining vesting period.

(c)  Reflects the reversal of in-process research and development as it represents a non-recurring charge directly related to the acquisition.

2.  Unaudited Pro Forma Net Loss Per Share

The following table sets forth the computation of pro forma basic and diluted net loss per share:

	Year ended	Six months ended
	December 31, 2001	June 28, 2002

Numerator:
Pro forma net loss	$124,709	$93,221
Denominator:
Weighted average number of shares of Proxim Corporation common stock outstanding	57,559	90,230
Add: weighted average number of shares of Proxim, Inc. common stock outstanding multiplied by the exchange ratio of 1.8896	52,644	—
weighted average number of Proxim Corporation common stock issued in relation to the acquisition for the period from January 1, 2002 to March 26, 2002	—	29,085

Shares used in computing pro forma basic and diluted net loss per share	110,203	119,315
Pro forma basic and diluted net loss per share	$1.13	$0.78

(c)  EXHIBITS

23.1* Consent of independent accountants.

* To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2002	PROXIM CORPORATION (Registrant)

	By:	/s/ Keith E. Glover Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1*	Consent of independent accountants

* To be filed by amendment.